UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-167482	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 20, 2014, the 2014 Annual Meeting of Stockholders of Naugatuck Valley Financial Corporation (the “Company”) was held at the Company’s main office at 333 Church Street, Naugatuck, Connecticut at 10:00 a.m., local time (the “Annual Meeting”). The matters considered and voted on by the shareholders at the Annual Meeting and the vote of the shareholders were as follows:

Proposal 1 – Election of Directors

The following individuals were elected as directors, each for a three-year term, by the following vote:

	For	Withheld	Broker Non Votes
Carlos S. Batista	3,238,784	1,008,195	1,979,522
William C. Calderara	3,592,148	653,834	1,980,519
J. Allen Kosowsky	3,593,448	652,534	1,980,519

Proposal 2 – Ratification of the Independent Registered Public Accounting Firm

The appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the shareholders by the following vote:

For	Against	Abstention	Broker Non Votes
5,844,416	334,142	47,898	N/A

Proposal 3 — A non-binding proposal to give advisory approval of the Company’s executive compensation as described in the proxy statement

The proposal regarding the compensation of the named executive officers as disclosed in the proxy statement was approved by the shareholders by the following vote:

For	Against	Abstention	Broker Non Votes
3,281,327	740,562	225,090	1,979,522

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 22, 2014	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer